UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012 (September 14, 2012)

CHINA GROWTH EQUITY INVESTMENT LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

CN11 Legend Town, No. 1 Balizhuangdongli Chaoyang District, Beijing, PRC	100025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2012, China Growth Equity Investment Ltd. (the “Company”) received notice from The Nasdaq Capital Market (“Nasdaq”) that, because the Company does not maintain a minimum of 300 public holders, as of September 1, 2012, the Company no longer complies with Listing Rule 5550(a)(3) of Nasdaq.

Nasdaq's notice has no immediate effect on the listing of the Company's common stock on Nasdaq. Pursuant to Nasdaq’s rules, the Company has 45 calendar days, until October 29, 2012, to submit a plan to regain compliance. If the plan is accepted, Nasdaq can grant the Company a 180 calendar day extension from the date of the notice letter to evidence compliance. If the plan is not accepted by Nasdaq, the Company can appeal the decision to a hearings panel.

The Company will file a plan with Nasdaq on or prior to October 29, 2012 in order to regain compliance with Listing Rule 5550(a)(3) of Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   September 20, 2012

China Growth Equity Investment Ltd.

By:	/s/Jin Shi
Jin Shi
Chief Executive Officer and Director